Exhibit 99.1

Exponent Reports First Quarter 2008 Results

MENLO PARK, Calif., April 14, 2008 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the first quarter ended March 28, 2008.

For the first quarter of 2008, revenues increased 15% to $56,260,000, as compared to $48,873,000, in the same period of 2007. Revenues before reimbursements grew 15% to $52,022,000, as compared to $45,433,000, last year. Net income was up 26% to $6,347,000, or $0.40 per diluted share, as compared to $5,055,000, or $0.31 per diluted share, in the prior year period. EBITDAS1 improved 29% to $13,838,000, as compared to $10,754,000, in the first quarter of 2007.

In the first quarter of 2008, Exponent, used $4.8 million to repurchase its common stock, and ended the quarter with $61 million in cash, cash equivalents and short-term investments.

“We are pleased with both the revenue and earnings growth we realized during the quarter,” commented Michael R. Gaulke, Chairman and CEO. “We had strong performances in our electrical & semiconductors, thermal sciences, human factors, construction consulting, defense technology development, and mechanics & materials practices, in addition to our health group. In defense technology development we continued the delivery of Rapid Deployment Integrated Surveillance Systems to the U.S. Army and renewed our contract with the Rapid Equipping Force for another year.”

“As we move further into 2008, Exponent remains well positioned to capture new opportunities for growth across our practices. For the full year, we expect to post high single-digit to low double-digit growth in revenue before reimbursements as we focus on pursuing strategic opportunities. Exponent remains uniquely positioned as a leading multidisciplinary engineering and scientific consulting firm dedicated to helping our clients solve their most challenging technical issues,” concluded Mr. Gaulke.

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, April 14, 2008, starting at 4:30 p.m. Eastern Daylight Time/1:30 p.m. Pacific Daylight Time. The audio on the conference call is available by dialing 800-218-0204. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-405-2236 and entering reservation 11112058#.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm is best known for analyzing accidents and failures to determine their causes, but in recent years it has become more active in assisting clients with their new products to help prevent problems in the future. In addition, Exponent evaluates human health and environmental concerns to find cost-effective solutions.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

(1)	EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of EBITDAS to GAAP is set forth below.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended March 28, 2008 and March 30, 2007

(in thousands, except per share data)

	Quarter Ended
	March 28, 2008	March 30, 2007
Revenues
Revenues before reimbursements	$52,022	$45,433
Reimbursements	4,238	3,440

Revenues	56,260	48,873

Operating expenses
Compensation and related expenses	33,510	30,022
Other operating expenses	5,428	5,137
Reimbursable expenses	4,238	3,440
General and administrative expenses	2,989	2,815

	46,165	41,414

Operating income	10,095	7,459
Other income
Interest income, net	502	484
Miscellaneous income, net	(65)	395

	437	879

Income before income taxes	10,532	8,338
Income taxes	4,185	3,283

Net income	$6,347	$5,055

Net income per share:
Basic	$0.43	$0.34
Diluted	$0.40	$0.31
Shares used in per share computations:
Basic	14,847	15,049
Diluted	15,991	16,377

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

March 30, 2008 and December 28, 2007

(in thousands)

	March 28, 2008	December 28, 2007
Assets
Current assets:
Cash and cash equivalents	$11,972	$10,700
Short-term investments	48,986	53,034
Accounts receivable, net	63,468	59,819
Prepaid expenses and other assets	4,678	5,754
Deferred income taxes	4,083	3,450

Total current assets	133,187	132,757
Property, equipment and leasehold improvements, net	29,618	29,409
Goodwill	8,607	8,607
Other assets	12,727	11,618

	$184,139	$182,391

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$5,811	$7,139
Accrued payroll and employee benefits	22,442	30,366
Deferred revenues	5,725	6,458

Total current liabilities	33,978	43,963
Other liabilities	4,830	4,754
Deferred rent	1,652	1,755

Total liabilities	40,460	50,472

Stockholders’ equity:
Common stock	16	16
Additional paid-in capital	69,164	59,772
Accumulated other comprehensive income	654	347
Retained earnings	112,086	113,018
Treasury stock, at cost	(38,241)	(41,234)

Total stockholders’ equity	143,679	131,919

	$184,139	$182,391

EXPONENT, INC.

EBITDAS (1)

For the Quarters Ended March 28, 2008 and March 30, 2007

(in thousands)

	Quarter Ended
	March 28, 2008	March 30, 2007
Net Income	$6,347	$5,055
Add back (subtract):
Income taxes	4,185	3,283
Interest income, net	(502)	(484)
Depreciation and amortization	941	917
Stock-based compensation	2,867	1,983

EBITDAS (1)	$13,838	$10,754

(1)	EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.